UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 28, 2013

VIEWPOINT FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34737	27-2176993
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
1309 W. 15th Street, Plano, Texas		75075
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (972) 578-5000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
EIP. On March 6, 2013, ViewPoint Financial Group, Inc. (the "Company"), parent company of ViewPoint Bank, NA (the "Bank"), filed a Current Report on Form 8-K disclosing that the Company approved the 2013 Executive Annual Incentive Plan (the "EIP"), which, effective on January 1, 2013 for plan year 2013, replaced the existing Executive Officer Incentive Plan (please see the Company's Current Report on Form 8-K filed with the SEC on January 26, 2011 for more information). The March 6, 2013 Current Report on Form 8-K included as Exhibit 10.1 a version of the EIP which incorrectly disclosed the CEO's maximum potential target award as 100% of base salary. A copy of the corrected EIP is provided as Exhibit 10.1 which accurately reflects the CEO's maximum potential target award as 85% of base salary. No other revisions are contained in the EIP attached.
The foregoing revised description of the EIP is qualified in its entirety by reference to the full text of the EIP, a copy of which is provided as Exhibit 10.1.

Director's Agreement. On March 6, 2013, the Company filed a Current Report on Form 8-K disclosing that the Company had entered in a Director's Agreement with director Gary D. Basham. While the description contained on the Form 8-K was and remains accurate, Mr. Basham subsequently elected a lump sum payout as opposed to his previously elected installment payout. A copy of Mr. Basham's Amended and Restated Director's Agreement is provided hereto as Exhibit 10.2 and no other revisions are contained therein.

The foregoing description of the Amended and Restated Director's Agreement is qualified in its entirety by reference to the full text of the Amended and Restated Director's Agreement, which is provided as Exhibit 10.2.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1	2013 Executive Annual Incentive Plan (EIP)
Exhibit 10.2	Amended and Restated Director's Agreement entered into by the Company effective as of March 6, 2013 with Gary D. Basham

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWPOINT FINANCIAL GROUP, INC.

Date:	May 10, 2013	By:	/s/ Pathie E. McKee
Pathie E. McKee, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit 10.1	2013 Executive Annual Incentive Plan (EIP)
Exhibit 10.2	Amended and Restated Director's Agreement entered into by the Company effective as of March 6, 2013 with Gary D. Basham